                                                                   EXHIBIT 10.48





                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                                     among


                                KERR GROUP, INC.

                                  as Borrower


                                      and


                       THE FIRST NATIONAL BANK OF BOSTON

                                    as Bank


                                January 5, 1996

                               INDEX OF SCHEDULES


Schedule A                Borrower's Budget
Schedule 4(e)             Schedule of Documents
Schedule 6(e)             Permitted Indebtedness





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


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is made as of January 5, 1996, between KERR GROUP, INC., a Delaware corporation, having its principal place of business at 1840 Century Park East, Los Angeles, California 90067 ("Borrower"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 ("Bank").

                                    RECITALS

         A. On or about February 9, 1995, Borrower and Bank executed a letter agreement (the "Original Loan Agreement") pursuant to which Bank extended to Borrower a line of credit originally evidenced by a Commercial Promissory Note dated February 1, 1995 in the principal amount of $10,000,000 executed by Borrower to the order of Bank (the "Original Note"; the Original Loan Agreement, Original Note and all documents executed in connection therewith or pursuant thereto are referred to collectively as the "Original Loan Documents").

         B. On or about October 24, 1995, Bank notified Borrower that Bank was terminating Borrower's availability under its line of credit with Bank due to the deterioration in Borrower's financial performance and Borrower's anticipated failure to comply with the financial performance covenants set forth in the Noteholder Agreements (as defined in Section 1 of this Agreement).

         C. Borrower has requested that Bank provide additional financing and amend and restate the Original Loan Agreement, and Bank is willing to do so subject to the terms and conditions set forth in this Agreement and the related documents to be executed concurrently herewith or pursuant hereto (collectively, the "Restated Loan Documents"). This Agreement shall replace and supersede the Original Loan Agreement.

                                   AGREEMENT

                 NOW THEREFORE, in consideration of the mutual promises, covenants and other agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS AND CERTAIN MATTERS OF CONSTRUCTION.

         Additional Obligations: Any Obligations other than the Original Obligations.

         Agreement:  See preamble.





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         Bank:  See preamble.

         Bankruptcy Case: Any proceeding commenced by or against Borrower, under any provision of the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

         Bankruptcy Code: The United States Bankruptcy Code (11 U.S.C. Section 101, et seq.).

         Base Rate: The higher of (a) the annual rate of interest announced from time to time by Bank at its head office as Bank's "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

         Borrower:  See preamble.

         Budget: Borrower's projected weekly cash flows and other financial statements for the period through April 30, 1996, a copy of which is attached hereto as SCHEDULE A.

         Business Day: Any day on which banks in Boston, Massachusetts, are open for business generally.

         Change of Control: The merger or consolidation of Borrower with or into another corporation and, after such merger or consolidation is consummated, either (a) Borrower is not the surviving corporation, or (b) if Borrower is the surviving corporation, then Borrower is a wholly-owned subsidiary of another corporation and the stockholders of Borrower, immediately before such merger or consolidation is consummated, do not own at least 80% of the voting capital stock of Borrower's parent corporation, immediately after such merger or consolidation is consummated.

         Claims:  See Section 2(b).

         Closing Date: The Business Day on which the conditions precedent set forth in Section 4 have been satisfied.

         Collateral: All of the following described real and personal property, whether now or hereafter owned by, owing to, or acquired by or arising in favor of Borrower, and whether consigned by Borrower as consignor or leased by Borrower as lessor, and located on the real property identified as 500 New Holland Avenue, Lancaster Pennsylvania or Johnny Mitchell Road, Ahoskie, North Carolina:





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



                 (a) all Equipment, now or hereafter owned or acquired by Borrower, in the form of injection molding machines and related mold frames, lining machines and cut-and-fold machines, and any and all appurtenances and additions thereto and substitutions or replacements of any of the foregoing, together with all attachments, components, parts, equipment, and accessories installed on or affixed to any of the foregoing;

                 (b) all Fixtures, now or hereafter owned or acquired by Borrower, in the form of injection molding machines and related mold frames, lining machines and cut-and-fold machines, and any and all appurtenances and additions thereto and substitutions or replacements of any of the foregoing, now or hereafter attached or affixed to or constituting a part of, or located in or upon, any of said real property;

                 (c) all books and records (including computer programs, printouts and other computer materials and records) pertaining to any of the foregoing; and

                 (d) to the extent not otherwise included, all proceeds, as such term is defined in the UCC, of the foregoing in any form, and, in any event, including: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the foregoing; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any governmental authority (or any person acting under color of any governmental authority); (iii) any claims of Borrower against third parties for loss or damage to, or destruction of, or otherwise relating to any of the foregoing; (iv) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any of the foregoing; (v) all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing; and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, upon disposition or otherwise.

         Collateral to Loan Ratio:  The ratio of (a) the value of Collateral to
(b) the outstanding amount of the Additional Obligations.

         Consent: In respect of any person or entity, any permit, license or exemption from, approval or consent of, or registration or filing with any local, state or federal





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governmental or regulatory agency or authority required under applicable law.

         Default: An event or act that, with the lapse of time, would become an Event of Default.

         Default Rate:  See Section 3(d).

         Environmental Laws: All laws pertaining to environmental matters, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Oil Pollution Act, the Toxic Substances Control Act, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

         ERISA: The Employee Retirement Income Security Act of 1974, and all rules, regulations, judgments, decrees and orders arising thereunder.

         Event of Default:  See Section 7.

         Federal Funds Effective Rate: For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Bank from three funds brokers of recognized standing selected by Bank.

         Financial Covenants: The financial performance covenants set forth in the Noteholder Agreements.

         Financials: In respect of any period, the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such period and the related consolidated statement of income and consolidated statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

         GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, as in effect from time to time.

         Guarantor:  Santa Fe Plastics Corporation, a California corporation.





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         Indebtedness:  In respect of any entity, all obligations, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including (a) all debt obligations, (b) all liabilities secured by Liens, (c) all guaranties, and (d) all liabilities in respect of bankers' acceptances or letters of credit.

         Interest Reserve: The special reserve for interest payments to be made by Borrower on or before April 15, 1996 in respect of the Loan, which shall be calculated based on the Base Rate as of the Closing Date.

         Lien: Any lien, encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

         Loan:  Any loan made or to be made to Borrower pursuant to Section 3.

         Loan Documents: The Original Loan Documents and the Restated Loan Documents.

         Material Adverse Effect: Any (i) adverse change in, or a material adverse effect upon, the operations, business, Collateral, condition (financial or otherwise) or prospects of Borrower, or (ii) impairment of the ability of Borrower to perform under any material provision of any of the Loan Documents.

         Maturity Date: The earlier of (a) April 15, 1996, and (b) the date on which all or substantially all of Borrower's assets are sold or a Change of Control has occurred.

         Noteholders: The holders of Borrower's 9.45% Series A Senior Notes due September 15, 2003 and the 8.99% Series B Senior Notes due September 15, 1999.

         Noteholder Agreements: The Note Agreement dated as of September 15, 1993 between each of the Noteholders and Borrower and the related documents executed concurrently therewith or pursuant thereto, each as in effect on the Closing Date or as subsequently amended with the prior written consent of Bank.

         Obligations: Any and all presently existing or hereafter arising indebtedness, claims, debts, attorneys' fees and other professional fees, costs of enforcement, liabilities, and obligations of Borrower owing to Bank under any Bank Loan Documents, whether direct or indirect, whether contingent or of any other nature, character, or description (including all interest and other amounts accruing after commencement of any Bankruptcy Case, and all interest and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and





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


become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or extensions of any such amounts.

         Original Obligations: The Original Principal Obligations and interest thereon (including interest at the Default Rate).

         Original Principal Obligations:  See Section 2(a).

         Permitted Liens:  See Section 6(d).

         PNC:  PNC Bank, N.A.

         PNC Agreements: The Receivables Purchase Agreement between Borrower and PNC dated January 19, 1995, as amended by amendments dated February 24, 1995, April 18, 1995, and November 30, 1995, and the related documents executed concurrently therewith or pursuant thereto, each as in effect on the Closing Date or as subsequently amended with the prior written consent of Bank.

         Requirement of Law: Any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon Borrower or affecting any of its property.

         Restated Loan Documents:  See Recital C.

         Restated Note:  See Section 3(b).

         Subsidiary: In respect of Borrower, any business entity of which Borrower at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

         Any accounting term used in the Agreement or the other Restated Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in the Agreement or the other Restated Loan Documents shall, unless the context indicates otherwise, have the meanings provided for them by the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts to the extent the same are used or defined therein. When used in this Agreement, the words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended,





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modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

         For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, Noteholder Agreements and PNC Agreements, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


SECTION 2.       ACKNOWLEDGMENT OF DEBT.

                 (a) Borrower acknowledges and agrees that, as of the Closing Date, Borrower was indebted to Bank under the Original Loan Agreement in an aggregate outstanding principal amount of $6,500,000 (the "Original Principal Obligations").

                 (b) Borrower acknowledges and agrees that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever (collectively, "Claims") with respect to the amount of the Original Principal Obligations. To the extent any such Claims exist, it is fully, forever and irrevocably released as provided in Section 8.


SECTION 3.       RESTATED LOAN.

                 (a) Bank shall make an amended and restated term loan (the "Loan") on the Closing Date to Borrower in a maximum aggregate principal amount of TEN MILLION DOLLARS ($10,000,000), the proceeds of which shall be used for working capital purposes. Subject to the other terms and conditions hereof, (i) the amount of the Loan equal to the Original Principal Obligations shall remain outstanding and in full force and effect and (ii) the amount of the Loan that is in excess of the Original Principal Obligations, less the Interest Reserve, will be funded to Borrower by wire transfer to a bank account designated by Borrower. Bank shall establish the Interest Reserve against the amount of the Additional Obligations, that Borrower may otherwise borrow under this Section 2.1(a).





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



                 (b) The obligation of Borrower to repay to Bank the principal of the Loan, interest accrued thereon and costs and expenses related thereto shall be evidenced by an amended and restated commercial promissory note (the "Restated Note") in the maximum aggregate principal amount of $10,000,000 executed and delivered by Borrower and payable to the order of Bank, in form and substance satisfactory to Bank.

                 (c) If Borrower sells any of the Collateral, or if any of the Collateral is taken by condemnation, Borrower shall pay to Bank, unless otherwise agreed by Bank, as a mandatory prepayment of the Loan, a sum (not to exceed the amount of the Additional Obligations) equal to the cash proceeds received by Borrower from such sale or condemnation and shall assign to Bank all of its right, title and interest in and to all non-cash proceeds from such sale or condemnation.

                 (d) So long as no Default or Event of Default has occurred and is continuing, Borrower shall pay interest (i) on the Original Principal Obligations at a rate per annum which is equal to the Base Rate, such interest to be payable quarterly in arrears on March 31, 1996 and on the last Business Day of each subsequent fiscal quarter, and (ii) on the remainder of the Loan at a rate per annum which is equal to the sum of (x) the Base Rate and
(y) two percent (2%), such interest to be payable monthly in arrears on January 31, 1996 and on the last Business Day of each subsequent calendar month. Interest payments on the Loan (other than payments of the Default Rate of interest) shall be made by applying amounts held in the Interest Reserve (to the extent such amounts are available in the Interest Reserve) to the amount then due and payable. So long as a Default or Event of Default has occurred and is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is two percent (2%) per annum above the rates otherwise applicable (the "Default Rate"). All computations of interest payable hereunder shall be made by Bank on the basis of actual days elapsed and on a 360-day year. In no contingency or event whatsoever, whether by reason of advancement of the Loan or otherwise, shall the amount paid or agreed to be paid to Bank for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that Bank has charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by law, and Bank shall promptly refund to Borrower any interest received by it in excess of the maximum lawful rate. It is the intent hereof that Borrower not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.





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                 (e)      If, after the date hereof, Bank determines that (i)
the adoption of or any change in any banking law, rule, regulation or guideline or the administration thereof (whether or not having the force of law), or (ii) compliance by Bank or its parent bank holding company with any guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on Bank's or such holding company's capital as a consequence of the Loans to a level below that which Bank or such holding company could have achieved but for such adoption, change or compliance by any amount deemed by Bank to be material, Bank may notify Borrower thereof. Borrower agrees to pay Bank the amount of Borrower's allocable share of the amount of such reduction in the return on capital as and when such allocable share of the amount of such reduction is determined, upon presentation by Bank of a statement in the amount and setting forth Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. Bank agrees to allocate shares of such reduction among Borrower and Bank's other customers similarly situated on a fair and non-discriminatory basis.


SECTION 4.       CONDITIONS PRECEDENT.

                 Bank's obligations hereunder shall be conditioned upon the fulfillment of each of the following conditions precedent (which are for Bank's sole benefit):

                 (a) this Agreement or counterparts thereof shall have been duly executed by Bank and Borrower and delivered to Bank;

                 (b) Borrower shall be in good standing in its state of incorporation and in any other state where such qualification is necessary or desirable;

                 (c) Bank shall have received corporate resolutions of Borrower authorizing Borrower's execution, delivery and performance of all of its obligations under this Agreement and all of the other Restated Loan Documents;

                 (d) Borrower's counsel shall have delivered to Bank its written opinion in form and substance acceptable to Bank;

                 (e) Bank shall have received the Restated Note, duly executed and delivered by Borrower, and such other documents, certificates and agreements as Bank may reasonably request in connection with the transaction contemplated by this Agreement, including all documents, certificates, agreements and other items listed in the Schedule of Documents attached hereto





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


as SCHEDULE 4(E), each in form and substance reasonably satisfactory to Bank;
and

                 (f) Borrower shall have paid to Bank (i) an arrangement fee in an amount equal to one-half of one percent (0.5%) of the maximum aggregate amount of the Additional Obligations (i.e., $17,500), (ii) any accrued and unpaid interest, and (iii) all other fees, costs and expenses of the consummation of the transactions contemplated by this Agreement (including reasonable fees and expenses of appraisers and counsel to Bank presented as of the Closing Date).


SECTION 5.       GRANT OF SECURITY INTEREST.

                 (a) To secure the payment and performance in full of all Additional Obligations, Borrower hereby grants to Bank a continuing Lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Bank, all of the now owned and hereafter acquired right, title and interest in the Collateral.


                 (b) If Bank determines that the Collateral to Loan Ratio is not in excess of 1.7 to 1.0 at any time, then Borrower shall pledge additional assets, as reasonably requested by Bank, as collateral for the Additional Obligations as necessary to increase the Collateral to Loan Ratio, in the reasonable determination of Bank, to 1.7 to 1.0.

                 (c) Upon the reduction of the aggregate outstanding principal amount of the Loan to $6,500,000 and payment by Borrower to Bank of any other amounts then due and payable in respect of the Additional Obligations, Bank shall be deemed to have released its Lien on the Collateral. At such time, upon the written request of Borrower and at the sole expense of Borrower, Bank shall execute any and all instruments and documents prepared by Borrower to evidence the release of its Lien.

                 (d) All amounts chargeable to Borrower (other than the Original Obligations) under this Agreement hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and, with respect to any advances made by Bank, shall bear interest from the date made until paid in full at the rate applicable to the Loan from time to time.


SECTION 6.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

                 Borrower hereby represents, warrants and covenants to Bank the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the funding of the Loan by Bank to Borrower:





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



                 (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction where the character of its properties or the nature of its activities make such qualification necessary, except where the failure of Borrower to be so qualified would not have a material adverse effect on its financial condition, business or properties.

                 (b) Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any Consent or any consent or approval of the shareholders of Borrower;
(ii) contravene Borrower's charter, certificate of incorporation or by-laws;
(iii) violate, or cause Borrower to be in default under, any Requirement of Law having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected, including the Note Agreements or the PNC Agreements; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower.

                 (c) This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

                 (d) Borrower shall not mortgage, pledge, grant or permit to exist a Lien upon, any of its assets of any kind, now owned or hereafter acquired, except (i) any Lien in favor of Bank, (ii) any Lien existing on the Closing Date created under or pursuant to the PNC Agreements, or (iii) any Lien permitted under Section 10.2 of the Noteholders Agreement (collectively, "Permitted Liens").

                 (e) Borrower shall not create, incur, assume or permit to exist any Indebtedness resulting from borrowings, loans or advances, whether secured on unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (i) the Indebtedness of Borrower to Bank, (ii) the Indebtedness of Borrower to the Noteholders, (iii) the Indebtedness, if any, of





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


Borrower to PNC, and (iv) any other Indebtedness of Borrower disclosed on
SCHEDULE 6(E).

                 (f) Borrower shall not sell, discount or otherwise transfer its accounts receivable against current or deferred payment of the purchase price thereof except pursuant to the PNC Agreements.

                 (g) Borrower shall not, without the prior written consent of Bank, which consent shall not be unreasonably withheld, (i) merge, or permit any Subsidiary to merge into or consolidate with any corporation or other entity, (ii) make, or permit any Subsidiary to make any substantial change in the nature of Borrower's or any such Subsidiary's business, (iii) acquire all or substantially all of the assets of any corporation or other entity, or (iv) sell, lease, transfer or otherwise dispose of all or a substantial or material part of its assets.

                 (h) Borrower shall not guarantee, or permit any of the Subsidiaries to guarantee or become liable, or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate, or permit any of its Subsidiaries to pledge or hypothecate, any assets of Borrower or such Subsidiary as security for, any liabilities or obligations of any other person or entity other than the guaranty of the Additional Obligations by Guarantor.

                 (i) Borrower shall not (i) declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's common stock now or hereafter outstanding, or (ii) redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

                 (j) Borrower shall maintain adequate books and records in accordance with GAAP consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

                 (k) Borrower shall provide to Bank all of the following, in form and detail satisfactory to Bank:

                          (i) not later than 90 days after and as of the end of each fiscal year, audited Financials, prepared by KPMG Peat Marwick or another certified public accounting firm acceptable to Bank, which acceptance shall not be unreasonably withheld;





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



                          (ii) not later than 18 days after and as of the end of each month, Financials prepared by Borrower;

                          (iii) On or before Wednesday of each week, (A) a report from the previous week comparing the amounts expended during the most recent reporting period and the amounts projected to be expended in the Budget, and (B) a report, in form reasonably acceptable to Bank, detailing and updating the status (through Friday of the previous week) of the investment bankers' efforts to sell Borrower; and

                          (iv) from time to time, such other information as Bank may reasonably request.

                 (l) Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise; provided, that reasonable provision is made to the satisfaction of Bank for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

                 (m) Borrower possesses, and will hereafter possess, all franchises and Consents required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

                 (n) Borrower is and shall remain in compliance with all Requirements of Law, including the Environmental Laws, having applicability to Borrower except where such noncompliance is not reasonably likely to have a Material Adverse Effect.

                 (o) Borrower is and shall remain in compliance in all material respects with all applicable provisions of ERISA; Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

                 (p) After giving effect to the transactions contemplated herein, Borrower (i) owns assets whose fair saleable value is greater than the amount required to pay all of Borrower's Indebtedness (including contingent debts), (ii) is able to pay all its debts as they become due, and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                 (q) The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower maintains and shall keep in force insurance with respect to the Equipment in customary amounts and with companies reasonably satisfactory to Bank, and Borrower will deliver from time to time at Bank's request schedules setting forth such insurance as then in effect. Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Bank.

                 (r) Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and any dispositions made in accordance with this Agreement. Promptly on request therefor by Bank, Borrower shall deliver to Bank any and all evidence of ownership, if any, of any of the Equipment.


SECTION 7.       EVENTS OF DEFAULT AND REMEDIES.

                 (a) All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to the funding of any portion of the Loan by Bank shall terminate automatically, upon the termination or non-renewal of this Agreement or upon the occurrence or existence of any one or more of the following "Events of Default":

                          (i) (a) Borrower fails to pay when due any of the Obligations; or (b) Borrower fails to perform, keep or observe any other term or provision of this Agreement or any of the other Loan Documents and any such default shall remain unremedied for a period ending on the first day to occur of (x) five days after the chief executive officer, chief financial officer, treasurer, president, or any executive vice president of Borrower shall receive written notice of any such failure from Bank or (y) five days after any chief executive officer, chief financial officer, treasurer, president or executive vice president of Borrower shall or should have become aware thereof;

                          (ii) Any representation, warranty or statement of fact made by Borrower to Bank in this Agreement or any other Loan Document shall prove to be false, inaccurate or misleading in any material respect;

                          (iii) Any voluntary petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, assignment for the benefit of creditors, dissolution or liquidation law or similar statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower;

                          (iv) The aggregate amount of actual total cash outflows of Borrower exceeds by more than fifteen percent (15%) the amounts projected for total cash outflows for any rolling four-week period in the Budget;

                          (v) Any event shall occur or condition shall exist that shall be or cause a Material Adverse Effect;

                          (vi) Any involuntary petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect is filed against Borrower, and the same shall not have been dismissed within fifteen (15) days thereafter; provided, that notwithstanding any provision of this Agreement to the contrary, Bank shall have no obligation to fund any portion of the Loan during the pendency of any such involuntary bankruptcy case; and

                          (vii) The occurrence of an "Event of Default" under the Note Agreements or the PNC Agreements.

                 (b) Upon the occurrence of an Event of Default and at any time thereafter, Bank shall have all rights and remedies provided in (i) this Agreement, (ii) any of the other Loan Documents, including the Restated Note, and (iii) the Uniform Commercial Code of the Commonwealth of Massachusetts or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Bank are cumulative and not exclusive and are enforceable, in Bank's discretion, alternatively, successively or concurrently on any one or more occasions and in any order Bank may determine.


SECTION 8.       RELEASE OF ALL CLAIMS.

                 (a) To the extent any Claims may exist as of the date hereof, Borrower, on behalf of itself and its successors and assigns, hereby forever and irrevocably release Bank and its respective officers, representatives, agents, attorneys, employees, predecessors, successors and assigns, from any and all Claims.

                 (b) Borrower hereby acknowledges that it is familiar with the provisions of Section 1542 of the California Civil Code or any similar law of any other jurisdiction, which provides as follows:

                          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                 (c) Borrower has been advised by counsel with respect to the release contained herein. Upon advice of such counsel, Borrower hereby waives and relinquishes all of the rights and benefits which it has, or may have, under Section 1542 of the Civil Code of the State of California or any similar law of any other jurisdiction.


SECTION 9.       WAIVERS AND CONSENTS.

                 (a) Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Bank with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

                 (b) Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Bank. A waiver by Bank of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Bank would otherwise have on any future occasion, whether similar in kind or otherwise.


SECTION 10.      MISCELLANEOUS.

                 (a) This Agreement shall continue in full force and effect through the Maturity Date.

                 (b) Except as otherwise provided, any communications to be made under this Agreement shall be made in writing to the address or facsimile number of the party receiving notice which is identified with its signature below, or to such other address as either party may designate by five
(5) days' prior written notice to the other and shall be deemed to have been given or made: (i) if by hand, immediately upon delivery;

(ii) if by telex, telegram or telecopy (fax), immediately upon receipt; (iii) if by overnight delivery service, one business day after dispatch; and (iv) if by first class or certified mail, three (3) days after mailing; provided, that, in all cases, if pursuant to the foregoing provisions the deemed date of any such notice, request or demand is not a Business Day, then such notice, request or demand shall be deemed to have been given or made on the first Business Day thereafter.

                 (c) If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

                 (d) This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of each of Bank, Borrower and Noteholders.
This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Bank under this Agreement shall not be assignable or inure to the successors and assigns of Borrower.

                 (e) Borrower shall pay on demand all reasonable costs and expenses (including fees of counsel) incurred by Bank in connection with the preparation, negotiation, execution, delivery, administration, modification, amendment, waiver and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Restated Loan Documents and the other documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions precedent hereunder, and all reasonable costs and expenses related to the following: (i) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loan or Bank's rights hereunder or thereunder; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Bank or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith or therewith, whether as a party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other person or entity that may be obligated to Bank by virtue of the Loan Documents, including any litigation, contest, dispute, suit, case, proceeding or action (and any appeal or review) in connection with a case under the Bankruptcy Code, or any other applicable Federal, state or foreign bankruptcy or other similar insolvency law; (iv) any attempt to enforce any rights of Bank against Borrower or any other person or entity that may be obligated to Bank by virtue of any of the Loan Documents; or (v) any effort (A) to monitor the Loan, (B) to evaluate, observe, assess Borrower or its affairs, or (C) to verify, protect, assemble, complete, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral, including the attorneys' and other professional and service providers' fees arising from such services (including those in connection with any appellate proceedings). Borrower shall pay on demand all costs and expenses (including fees of counsel) of Bank in connection with any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or any amendment, modification or waiver of, or consent with respect to any of the Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, workout advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food, and all other out-of-pocket costs and expenses of every type and nature paid or incurred in connection with the performance of such legal or other advisory services.

                 (f) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 (g) Except as otherwise provided in this Agreement or any other Loan Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Loan Document, the provision contained in this Agreement shall govern and control.


                 (h) No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

                 (i) No termination of this Agreement shall relieve or discharge Borrower of its obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Bank have been indefeasibly paid and satisfied in full in cash, including the continuation and survival in full force and effect of all security interests and liens of Bank in and upon all then existing and thereafter-arising or acquired Collateral, all warranties and waivers of Borrower, and all proxies and consents executed by Borrower.

                 (j) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law rules.

                 (k) BORROWER HEREBY IRREVOCABLY CONSENTS TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE AND FEDERAL COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE COLLATERAL OR THE OBLIGATIONS, AND WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE IN ANY SUCH COURTS, AND AGREES NOT TO ASSERT AND HEREBY WAIVES ANY DEFENSE OR OBJECTION BASED ON LACK OF JURISDICTION, IMPROPER VENUE, OR THE DOCTRINE OF FORUM NON CONVENIENS IN ANY SUCH COURTS. IN ANY SUCH ACTION OR PROCEEDING, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY MAIL DIRECTED TO BORROWER AT THE BUSINESS ADDRESS SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH BANK HAS RECEIVED NOTICE AS PROVIDED HEREIN, SERVICE TO BE DEEMED COMPLETE FIVE (5) DAYS AFTER MAILING, OR AS PERMITTED UNDER THE RULES OF EITHER OF SUCH COURTS.


                 (l) BORROWER AND BANK EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE ORIGINAL LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS, THE COLLATERAL, OR ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR BANK IN CONNECTION THEREWITH, OR WHICH IN ANY WAY DIRECTLY OR INDIRECTLY ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND BANK IN CONNECTION WITH ANY OF THE FOREGOING. IN NO EVENT WILL BANK BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above written.


                             KERR GROUP, INC.
                             a Delaware corporation


                             By:  /s/ Geoffrey A. Whynot
                                -------------------------------------
                                Geoffrey A. Whynot
                                Treasurer

                             Address: 1840 Century Park East
                                      Los Angeles, CA  90067
                                      Attn:  Geoffrey A. Whynot
                                      Fax No.: (310) 201-5934

                             With a copy to:

                                      WILLKIE FARR & GALLAGHER
                                      One Citicorp Center
                                      153 E. 53rd Street
                                      New York, New York  10022
                                      Attn:  Harvey Sperry, Esq.
                                      Fax No.:  (212) 821-8111

                             THE FIRST NATIONAL BANK OF BOSTON


                             By:
                                -------------------------------------
                                W. Douglass Vannah
                                Vice President

                             Address: 100 Federal Street
                                      Boston, Massachusetts 02110
                                      Attn:  W. Douglass Vannah
                                      Fax No.: (617) 434-1508

                             With a copy to:

                                      MURPHY, WEIR & BUTLER
                                      2049 Century Park East, 21st Floor
                                      Los Angeles, California  90067
                                      Attn:  Gregory A. Bray, Esq.
                                      Fax No.: (310) 788-3777

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above written.


                                 KERR GROUP, INC.
                                 a Delaware corporation


                                 By:
                                    ----------------------------------
                                    Geoffrey A. Whynot
                                    Treasurer

                                 Address: 1840 Century Park East
                                          Los Angeles, CA  90067
                                          Attn:  Geoffrey A. Whynot
                                          Fax No.: (310) 201-5934


                                 With a copy to:

                                          WILLKIE FARR & GALLAGHER
                                          One Citicorp Center
                                          153 E. 53rd Street
                                          New York, New York  10022
                                          Attn:  Harvey Sperry, Esq.
                                          Fax No.:  (212) 821-8111

                                 THE FIRST NATIONAL BANK OF BOSTON


                                 By:  /s/ W. Douglass Vannah
                                    ----------------------------------
                                    W. Douglass Vannah
                                    Vice President

                                 Address: 100 Federal Street
                                          Boston, Massachusetts 02110
                                          Attn:  W. Douglass Vannah
                                          Fax No.: (617) 434-1508

                                 With a copy to:

                                          MURPHY, WEIR & BUTLER
                                          2049 Century Park East, 21st Floor
                                          Los Angeles, California  90067
                                          Attn:  Gregory A. Bray, Esq.
                                          Fax No.: (310) 788-3777






                                       20